EXHIBIT 23.2



SIMON LEVER
         & COMPANY
Certified Public Accountants and Consultants


444 Murry Hill Circle
Lancaster, PA   17601-4168
Telephone 717.569.7081.
Fax 717.569.7313
e-mail slc@simon-lever.com



                          INDEPENDENT AUDITORS' CONSENT




         We  consent  to the  incorporation  by  reference  in the  Registration
Statement of Medical Technology & Innovations, Inc. on Form S-8 to be filed on or about November 28, 2000 of our report September 25, 2000 dated on the consolidated financial statements of Medical Technology & Innovations, Inc. and subsidiaries which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Annual Report on Form 10-KSB of Medical Technology & Innovations, Inc. for the year ended June 30, 2000.



                                                     /s/ Simon Lever & Company
                                                     SIMON LEVER & COMPANY


Lancaster, Pennsylvania
November 28, 2000